Exhibit 10.1
AWARD AGREEMENT
eFunds Corporation
2000 STOCK INCENTIVE PLAN

Optionee: «Name___First» «Name___Last»	Optionee ID #: «ID»
Grant number: «Grant_Number»	Optioned shares:
«M___Stock_Options»
Grant date:	Price per share: $
THIS AWARD AGREEMENT (this “Agreement”) is made and entered into as of the ___ day of ___, 200_, by and between eFunds Corporation, a corporation incorporated under the laws of the State of Delaware (the “Company”), United States of America, and «Name___First» «Name___Last» (the “Recipient”).
RECITALS:
     WHEREAS, the Company has adopted the eFunds Corporation 2000 Stock Incentive Plan, as the same may be amended from time to time (the “Plan”), pursuant to which it may grant Awards to Eligible Persons;
     WHEREAS, all capitalized and undefined terms used herein shall have the meanings given to them in the Plan, unless otherwise defined herein; and
     WHEREAS, the Recipient has provided or is expected to provide valuable services to the Company or its Affiliates as an officer, employee or consultant of or to the Company or any of its Affiliates and the Company desires to recognize the Recipient for such services by granting to the Recipient an award (the “Award”) upon and subject to the terms and conditions of this Agreement and the Plan.
NOW THEREFORE the parties hereto agree as follows:
Section 1. Award.
     (a) The Company, effective as of the date of this Agreement, hereby grants to the Recipient, and the Recipient hereby accepts from the Company, upon the terms and subject to the conditions, limitations and restrictions set forth in this Agreement and the Plan, an option (the “Option”) to purchase «M___Stock_Options» shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share, at a price of $      per share. The Option is not intended to qualify as an incentive stock option under the Code, and shall be deemed to be a non-qualified stock option for all purposes.
     (b) The Option shall have a term (the “Term”) of ten (10) years from the date hereof, but the unvested portion of the Option shall earlier terminate immediately upon any termination of Recipient’s employment or consulting relationship with the Company and its Affiliates for any reason other than a “Qualifying Termination.” As used herein, a “Qualifying Termination” shall mean Recipient’s “Approved Retirement,” death or

“Disability.” “Qualifying Termination” shall also include Recipient’s voluntary termination of his or her employment with or services to the Company and its Affiliates for “Good Reason” following a “Change in Control” or a termination of Recipient’s employment with or services to the Company and its Affiliates by the Company (or the relevant Affiliate) following a “Change in Control” and without “Cause.” The date of any termination of Recipient’s employment with or services to the Company and its Affiliates is herein referred to as the “Termination Date.” Any portion of the Option remaining unexercised upon the expiration of the Term and any portion of the Option which is not vested on the Termination Date shall be extinguished, and the Recipient shall retain no residual rights of any kind in respect thereof. Recipient shall retain such portions of the Option as shall have vested on the Termination Date for the periods hereinafter set forth. Only vested portions of the Option are exercisable.
Section 2. Definitions.
     “Approved Retirement” shall mean any voluntary termination of employment with or services to the Company or any of its Affiliates which is on or after the later of the date on which (i) the Recipient’s age is at least fifty-five (55) and (ii) the Recipient shall have completed at least five (5) years of continuous service with the Company and its Affiliates, or any other termination of service or employment that the Committee determines qualifies as an approved retirement. In determining the number of years of Recipient’s service or employment for purposes of the preceding sentence, Recipient’s years of employment with Deluxe Corporation, a Minnesota Corporation (“Deluxe”), or any of its Subsidiaries shall be included if Recipient has been continuously employed by the Company or any of its Affiliates since January 1, 2001.
     “Beneficial Owner” shall have the meaning defined in Rule 13d-3 promulgated under the Exchange Act.
     “Cause” shall mean:
     (i) Recipient has breached Recipient’s obligations of confidentiality to the Company or any of its Affiliates or with respect to its or their businesses or anyone having a business relationship with the Company or any of its Affiliates (collectively, “Customers”);
     (ii) Recipient has otherwise failed to perform Recipient’s duties and does not cure such failure within thirty (30) days after receipt of written notice thereof;
     (iii) Recipient commits an act, or omits to take action, in bad faith which results in material detriment to the Company or any of its Affiliates or any of its or their Customers;
     (iv) Recipient has had excessive absences unrelated to illness or vacation (“excessive” shall be defined in accordance with local employment customs);
     (v) Recipient has committed fraud, misappropriation, embezzlement or other acts of dishonesty in connection with the Company or any of its Affiliates or its or their businesses or Customers;

     (vi) Recipient has been convicted or has pleaded guilty or nolo contendere to criminal misconduct constituting a felony or gross misdemeanor, which gross misdemeanor involves a breach of ethics, moral turpitude or immoral or other conduct reflecting adversely upon the reputation or interest of the Company or its Affiliates or any of its or their Customers;
     (vii) Recipient’s use of narcotics, liquor or illicit drugs has had a detrimental effect on the performance of Recipient’s responsibilities to the Company or its Affiliates; or
     (viii) Recipient is in default under any agreement between Recipient and the Company or any of its Affiliates or any of its or their Customers.
     A “Change of Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
     (i) any Person or group (as defined in Rule 13d-5 promulgated under the Exchange Act) of Persons is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, excluding, at the time of their original acquisition, from the securities acquired directly or beneficially by any such Person or group of Persons any securities acquired directly from the Company or in connection with a transaction described in clause (A) of paragraph (iii) below;
     (ii) the individuals who at the date of this Agreement constitute the Board of Directors of the Company (the “Board”) and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the date of this Agreement or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
     (iii) there is consummated a merger, consolidation or similar transaction (each, a “Transaction”) involving the Company or any Affiliate of the Company with any other Person, other than (A) a Transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving Person or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving Person or any parent thereof outstanding immediately after such Transaction or (B) a Transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

     (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the assets of the Company and its Affiliates, other than a sale or disposition of all or substantially all of the assets of the Company and its Affiliates to a Person, at least 65% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition.
     “Control” shall mean the right, either directly or indirectly, to elect a majority of the members of the board of directors (or similar governing body) of a Person without the consent or acquiescence of any third party.
     “Disability” shall mean the termination of Recipient’s employment with or services to the Company or any of its Affiliates due to Recipient’s permanent disability as defined by the provisions of the long-term disability plan of Recipient’s employer at the time of such disability.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Good Reason” shall mean a voluntary decision by Recipient to terminate his or her employment with or services to the Company and its Affiliates following a Change in Control because Recipient, as a condition to the continuation of Recipient’s employment with or services to the Company and its Affiliates, is required to provide services at a principal site located more than 50 miles from the principal site at which Recipient provided such services immediately prior to the Change in Control and Recipient does not wish to undertake any such relocation. If Recipient agrees to so relocate and subsequently terminates his or her employment with or services to the Company and its Affiliates, such termination shall not be considered to have been for Good Reason.
     “Person” shall mean any natural person, corporation, limited liability company, association, partnership (whether general or limited), joint venture, sole proprietorship, governmental agency, unit, subdivision or municipality, trust, estate, association, custodian or any other individual or entity, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iii) an underwriter temporarily holding securities of the Company as part of a public offering of such securities.
     “Severance Eligible Termination” shall mean a termination by the Company or its Affiliates of Recipient’s employment with or services to the Company and its Affiliates prior to a Change in Control if under the circumstances of such termination Recipient is eligible to participate in the Company’s then-standard severance plans.
     “Subsidiary” shall mean a Person Controlled directly or indirectly by the Company.
Section 3. Vesting; Exercise Date.
     3.1 Normal Vesting. Subject to acceleration as provided in Section 3.2, this Option shall vest in equal parts on 1st, 2nd and 3rd anniversary dates of this Agreement.

     3.2 Accelerated Vesting. Notwithstanding the vesting provisions contained in Section 3.1 above, but subject to the other terms and conditions set forth herein, the Option shall vest in full if Recipient’s employment with or services to the Company and its Affiliates shall be terminated under circumstances constituting a Qualifying Termination (with the vesting of the Option occurring on the Termination Date.)
     3.3 Retention of Vested Options. Portions of the Option which shall have vested on or prior to the Termination Date shall not be forfeited by the Recipient on such Date and shall be retained by Recipient (or Recipient’s estate, heirs or personal representatives, as the case may be) for (i) 90 days after the Termination Date, if Recipient’s termination of employment with or services to the Company and its Affiliates did not constitute a Qualifying Termination or a Severance Eligible Termination or (ii) one year after the Termination Date, if such termination constituted a Qualifying Termination or a Severance Eligible Termination; provided, however, that in no event may any portion of the Option be exercised following the expiration of the Term.
Section 4. Method of Exercise.
In order to exercise the Option granted hereunder, the Recipient must provide written notice (the “Exercise Notice”) to the Company, to the attention of the Secretary or the administrator of the Plan, stating the number of Shares subject to the Option being exercised. The Exercise Notice must be signed by the Recipient and must include his or her complete address, taxpayer identification number and such other information as the Company may request. In the case of an exercise of the Option, the Recipient must pay to the Company the aggregate exercise price for the number of Shares being purchased, such amount to be payable, subject to the requirements of Section 5 with respect to employees who are Indian nationals, in cash, by certified or cashiers check or by delivery of shares of the Company that (i) have been owned by Recipient for at least six months prior to the date of exercise and (ii) have a fair market value equal to the exercise price, or a combination of the foregoing. To the extent that the Option is exercised after the Recipient’s death, the notice of exercise shall also be accompanied by appropriate proof of the right of the person or persons supplying the Exercise Notice to exercise the Option.
Section 5. Exercise by Broker-Dealer.
The Option may be exercised through a broker-dealer in the United States acting on behalf of the Recipient if: (a) the broker-dealer has received from the Recipient or the Company a copy of instructions signed by the Recipient requesting the Company to deliver the Shares subject to the Option to the broker-dealer on behalf of the Recipient and specifying the account into which such Shares should be deposited; (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise; and (c) payment of the exercise price to the Company with respect to the Shares subject to the Option being acquired upon such exercise accompanies the Recipient’s Exercise Notice and written instructions regarding delivery of the Shares. Indian nationals must use the exercise method described in this Section 5.

Section 6. Tax Withholding.
In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and in order to comply with all applicable income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable income, withholding, social security, payroll or other taxes, which are the sole and absolute responsibility of the Recipient, are withheld or collected from the Recipient. Recipient may, at the Recipient’s election (the “Tax Election”), satisfy applicable tax withholding obligations by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of the Option having a fair market value equal to the amount of such taxes or (b) delivering to the Company shares of Common Stock having a fair market value equal to the amount of such taxes. The Tax Election must be made on or before the date that the amount of tax to be withheld is determined.
Section 7. Transfer of Option.
The Recipient shall not, directly or indirectly, sell, pledge or otherwise transfer or dispose of any unexercised portion of the Option or the rights and privileges pertaining thereto, other than by will or the laws of descent and distribution. Neither the Option nor the Shares subject to the Option shall be liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of the Recipient, nor will they be subject to garnishment, attachment, execution, levy or other legal or equitable process.
Section 8. Certain Legal Restrictions.
The Company will not be obligated to sell or issue any Shares upon exercise of the Option or otherwise unless the issuance and delivery of such Shares complies, in the judgment of the Company, with all relevant provisions of applicable law and other legal requirements including, without limitation, any applicable securities laws and the requirements of any market or stock exchange upon which the shares of the Company (including the Shares) may then be listed. As a condition to the exercise of Option, the Company may require the Recipient to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of any applicable securities laws. The Company shall have no obligation to the Recipient, express or implied, to list, register or otherwise qualify any Shares issued to the Recipient pursuant to the Option. Shares issued upon the exercise of the Option may not be transferred except in accordance with applicable securities laws. At the Company’s election, the certificate evidencing the Shares issued to the Recipient will bear appropriate legends restricting transfer under applicable law.
Section 9. Disputes.
Any dispute arising out of or in connection with this Agreement shall be finally settled under the commercial rules of the American Arbitration Association by one or more arbitrators appointed in accordance with such Rules. The place of arbitration shall be Phoenix, Arizona, U.S.A., and the arbitration shall be conducted in the English language.

Section 10. Governing Law.
This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, U.S.A., which shall be the proper law of this Agreement notwithstanding any rules of conflict of laws or private international law therein contained under which any other law would be made applicable.
Section 11. Payments.
All cash payments hereunder shall be made in United States Dollars unless another currency is selected at the discretion of the Company. Currency translations shall be made in accordance with such methods and at such exchange rates as the Company may determine to be fair and appropriate in its sole discretion.
Section 12. Miscellaneous.
The following general provisions shall apply to the Option granted pursuant to this Agreement:
     (a) Neither the Recipient nor any Person claiming under or through the Recipient will have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable upon exercise of the Option unless and until certificates representing such Shares have been issued and delivered or, if Shares may be held in uncertificated form, unless and until the appropriate entry evidencing such transfer is made in the stockholder records of the Company.
     (b) Subject to the limitations in this Agreement on the transferability by the Recipient of the Option and any Shares issued pursuant thereto, this Agreement will be binding on and inure to the benefit of the successors and assigns of the parties hereto.
     (c) If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.
     (d) This Agreement, together with the Plan, embodies the complete agreement and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior or contemporaneous written or oral understandings, agreements or representations by or among any of the parties that may have related to the subject matter hereof in any way. In the event of any inconsistency or conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern. In the event of any conflict or any inconsistency between the provisions of this Agreement and any other written agreement between the Company or its Affiliates and the Recipient regarding the acceleration of the vesting and post-Termination Date exercisability provisions hereof, the terms of such other agreement shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee, and such determination shall be final, conclusive and binding upon all parties in interest.

     (e) Nothing in this Agreement or the Plan shall be construed as giving the Recipient the right to be retained as an officer, consultant, advisor or employee of the Company or any of its Affiliates. In addition, the Company or an Affiliate may at any time dismiss the Recipient, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

eFunds Corporation		Recipient

By:		By:

	Chief Executive Officer Grant number: «Grant_Number» Grant date:		«Name___First» «Name___Last»